Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Jessica Greer

(434) 336-7737

investorrelations@endi-inc.com

Enterprise Diversified, Inc. Announces Third Quarter 2019 Financial Results

Richmond, VA—November 8, 2019—Enterprise Diversified, Inc. (OTCQB: SYTE) (“ENDI” or the “Company”) announced its financial results for the third quarter ending September 30, 2019, in connection with filing its quarterly report on Form 10-Q with the Securities and Exchange Commission.

A summary of our quarterly results can be found below. Our full quarterly report on the Form 10-Q filing can be found at enterprisediversified.com.

	Asset Management	Real Estate	Internet	Other	Discontinued Operations - Home Services	Consolidated
Three months ended September 30, 2019
Revenues	$37,998	$19,359	$265,171	$—	$—	$322,528
Alluvial Fund	(197,083)	—	—	—	—	(197,083)
Total revenues	(159,085)	19,359	265,171	—	—	125,445
Cost of revenue	—	30,753	83,517	—	—	114,270
Operating expenses	81,906	11,827	43,168	141,270	—	278,171
Other income (expense)	4,983	(13,709)	384	20,249	—	11,907
Comprehensive income (loss)	$(236,008)	$(36,930)	$138,870	$(121,021)	$(31,151)	$(286,240)

The Company’s wholly owned asset management subsidiary, Willow Oak Asset Management, is the primary focus of the Company, providing the greatest potential for value creation with little capital requirement. Willow Oak’s direct investment in Alluvial Fund, valued at $9,466,387 as of September 30, 2019, is the primary driver of the subsidiary’s gains and losses in any given quarter. Additional revenue attributable to the subsidiary is generated by fee share arrangements with managed funds on the Willow Oak platform and fees earned from Willow Oak’s Fund Management Services. As of September 30, 2019, the funds on the platform include Alluvial Fund, Bonhoeffer Fund, and Arquitos Capital.

During the third quarter, Willow Oak negotiated a new partnership with Focused Compounding Capital Management. Effective October 1, 2019, Willow Oak, as a member of Focused Compounding, will support the launch and operation of a new private partnership, as well as provide ongoing fund management services to support the operations of the firm’s managed accounts. The new fund, Focused Compounding Fund, LP, will begin investing January 1, 2020.

“Focused Compounding’s Geoff Gannon and Andrew Kuhn are a great fit for the Willow Oak community,” commented Jessica Greer, vice president of Willow Oak. “Their strategy—available through the fund and managed accounts—offers investors attractive options to diversify their portfolio. They are a great complement to the funds currently on the Willow Oak platform, and we are excited to be partnering with them.”

The Company’s non-core operations include ownership and interests in internet access companies, real estate holdings, and home services companies.

About Enterprise Diversified, Inc.

Enterprise Diversified, Inc. is primarily an alternative asset manager focused on emerging managers. Enterprise Diversified also holds interests in companies associated with internet access, real estate, and home services. Copies of Enterprise Diversified’s press releases and additional information about the company are available at https://www.enterprisediversified.com.

Forward-Looking Statements

Matters discussed in this press release may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts. These statements are not guaranties of future performance, and actual results may differ materially from those forecasted.

The Company desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. The words “believe,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “plan,” “potential,” “may,” “should,” “expect,” “pending,” and similar expressions identify forward-looking statements. The forward-looking statements in this press release are based upon various assumptions, many of which are based, in turn, upon further assumptions. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs, or projections.